CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made this 1st day of September, 2010, between Ardent Mines Limited, a Nevada corporation (hereinafter referred to as the "Company), and Executive Consulting Services, (ECS) Group, hereinafter referred to as "Consultant."

RECITALS

A.  The Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's experience, skills, abilities, background and knowledge, to advise it upon administrative and business operations, and is therefore willing to engage Consultant upon the terms and conditions herein contained.

B.  Consultant agrees to be engaged and retained by the Company and upon said terms and conditions.

NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and the Company agree as follows:

1.  CONSULTING SERVICES.  The Company hereby retains Consultant to advise it regarding its administrative and business operations.

2.  TERM.  The term of this Agreement shall be on a month by month basis commencing September 1, 2010, and is renewable mutual agreement of the parties.

3.  COMPENSATION OF CONSULTANT.  The Company hereby agrees to compensate Consultant $1,000 per month payable on the first business day of the month.

4.  RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have authority to act as the agent of the Company except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant hereunder shall constitute earnings to Consultant from self-employment income. The Company shall not withhold any amounts therefrom as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers and employees.

5.  NOTICES.  Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement.  Either party may change its address by written notice made in accordance with this section.

6.  BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

7.  GOVERNING LAW.  This Agreement is made and shall be governed and construed in accordance with the laws of the state of Washington and it is agreed that jurisdiction and venue of any actions pertaining to this Agreement will be in Spokane, Washington.

8.  ASSIGNMENT.  Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.

9.  ENTIRE AGREEMENT; MODIFICATION.  This Agreement constitutes the entire agreement between the Company and the Consultant.  No promises, guarantees, inducements, or agreements, oral or written, express or implied, have been made other than as contained in this Agreement.  This Agreement can only be modified or changed in writing signed by the party or parties to be charged.

10.  LITIGATION EXPENSES.  If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which it may be entitled.

In witness whereof, the parties have executed the day and year first above written.

	ARDENT MINES LIMITED	EXECUTIVE CONSULTING
SERVICES, (ECS) GROUP

BY:	/s/ Leonardo Riera	/s/ Natasha Lysiak
	Leonardo Riera, President	Natasha Lysiak, Owner